Exhibit 10.15.1

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Amendment”), dated as of October 30, 2007, is entered into by and between ENERGYSOLUTIONS, LLC, a Utah limited liability company (the “Company”), ENV Holdings LLC (“ENV Holdings”), and Alan Parker (“Executive”). This Amendment amends that certain Executive Employment and Non-competition Agreement between the Company and the Executive dated November 14, 2006 (the “Agreement”) as follows:

1. Section 4(d)(iii) is hereby deleted in its entirety and the following is substituted in place thereof:

(iii)	IPO Incentive Share Awards. In the event the Company or any parent of the Company is successful in completing an initial public offering of its common stock (the “IPO,” and to the extent the IPO relates to the common stock of the Company’s parent, Executive will, at the Company’s request, enter in an amendment of this Agreement to reflect the appropriate entity as the “Company”) on or before January 31, 2008, the Executive shall be granted, as of the effective date of the IPO (the “Grant Date”), incentive share awards in the form of (i) incentive stock options, or (ii) non-qualified stock options, or (iii) phantom shares (each share representing the right to receive cash and/or shares equal to the share value of the such common stock on the Vesting Date, as defined below, in excess of the share price of such stock on the Grant Date), or (iv) stock appreciation rights (the right to receive shares equal to the excess of the share price of such stock on the Vesting Date over the share price of such stock on the Grant Date), or (v) a combination of one or more of the foregoing as determined by the Board in its sole discretion (individually or in combination, the “IPO Share Awards”) as follows:

a.	The total number of shares of the Company’s common stock with respect to which the Executive shall receive IPO Share Awards (i.e., the aggregate number of optioned shares, phantom shares, and/or shares used to calculate stock appreciation rights) shall be 0.50% of the Company’s issued and outstanding shares of common stock on the Grant Date.

b.	Twenty-five percent (25%) of the IPO Share Awards will vest on each of the first four anniversaries of the Grant Date (each a “Vesting Date”). Any unvested IPO Share Awards shall be forfeited upon termination of the Executive’s employment.

c.	With respect to the settlement of any vested IPO Share Awards, the Executive shall be entitled to receive cash and/or shares, as determined by the Board in its sole discretion, equal in value to the product of (i) the excess, if any, of the closing share price of the Company’s stock on the determination date over the closing share price of the Company’s stock on the Grant Date, and (ii) the number of IPO Share Awards being settled on such determination date.

d.	If the Company fails to complete an IPO by January 31, 2008, ENV Holdings shall, in lieu of the IPO Share Awards, grant to the Executive, effective as of January 31, 2008, on the terms set forth in the Amended Agreement, Membership Units that initially represent 0.50% (subject to dilution for further issuance of additional equity in ENV Holdings) the aggregate equity value of ENV Holdings on January 31, 2008, as reasonably determined by the Board.

Pursuant to the terms of the Amended Agreement, twenty-five percent (25%) of said Membership Units will vest on each of the first four anniversaries of January 31, 2008.

2. The parties hereby ratify and confirm all terms and conditions set forth in the Agreement that are not expressly modified by this Amendment. This Amendment and the Agreement shall be considered, for all intents and purposes, as one agreement. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall, in all instances, prevail

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

ENERGYSOLUTIONS, LLC		ENV HOLDINGS LLC

By:	/s/ R Steve Creamer	By:	/s/ Lance L. Hirt
Name:	R Steve Creamer	Name:	Lance L. Hirt
Title:	Chief Executive Officer	Title:	Authorized Signatory

/s/ Alan Parker
Alan Parker